Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR SECOND QUARTER 2018

•	Diluted EPS of $0.63 or $0.59, as adjusted

•	Operating margin of 38.4% or 38.7%, as adjusted

•	Ending AUM of $60.2 billion; average AUM of $58.7 billion

•	Net inflows of $180 million; annualized organic growth rate of 1.2%

NEW YORK, NY, July 18, 2018—Cohen & Steers, Inc. (NYSE: CNS) today reported its operating results for the quarter ended June 30, 2018.

Financial Highlights (Unaudited)

For the Periods
(in thousands, except percentages and per share data)	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
U.S. GAAP
Revenue (1)	$94,410	$94,464	$92,714
Expenses (1)	$58,123	$57,245	$55,357
Operating income (loss)	$36,287	$37,219	$37,357
Non-operating income (loss)	$(778)	$(199)	$261
Net income attributable to common stockholders (2)	$29,959	$27,586	$23,474
Diluted earnings per share	$0.63	$0.59	$0.50
Operating margin	38.4%	39.4%	40.3%

As Adjusted (3)
Net income attributable to common stockholders (2)	$27,865	$29,009	$23,415
Diluted earnings per share	$0.59	$0.62	$0.50
Operating margin	38.7%	40.6%	40.4%
_________________________

(1)    The presentation for the second quarter of 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018.
(2)    Net income for the first and second quarter of 2018 reflected the lower U.S. federal statutory tax rate of 21% due to the Tax Cuts and Jobs Act.
(3)    The “As Adjusted” amounts represent non-GAAP financial measures. Refer to pages 17-18 for reconciliations to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the second quarter of 2018 was $94.4 million, a decrease of 0.1% from $94.5 million for the first quarter of 2018. Lower average assets under management, partially offset by one more day during the quarter resulted in the following changes in investment advisory and administration fees:

•	Institutional account revenue decreased $439,000 to $24.8 million;

•	Open-end fund revenue increased $469,000 to $40.5 million; and

•	Closed-end fund revenue decreased $44,000 to $19.1 million.
Expenses
Expenses for the second quarter of 2018 were $58.1 million, an increase of 1.5% from $57.2 million for the first quarter of 2018. The change was primarily due to:

•	Higher employee compensation and benefits of $1.4 million, as the second quarter of 2018 included a cumulative adjustment to increase incentive compensation; and

•
Lower distribution and service fees expense of $402,000, primarily due to incremental revenue sharing and sub-transfer agent fees on certain assets by one of the Company’s intermediaries being deferred into the second half of the year.

Operating Margin
Operating margin was 38.4% for the second quarter of 2018, compared with 39.4% for the first quarter of 2018.
Non-operating Income (Loss)
Non-operating loss for the second quarter of 2018 was $778,000, compared with $199,000 for the first quarter of 2018. The change of $579,000 was primarily due to a decline in the results from the Company’s seed investments of $1.8 million, partially offset by foreign currency exchange gains of $953,000 and higher interest on corporate cash balances of $249,000. Non-operating loss for the second quarter of 2018 included net loss attributable to redeemable noncontrolling interest of $4.4 million. Non-operating loss for the first quarter of 2018 included net income attributable to redeemable noncontrolling interest of $1.3 million.
Income Taxes
The effective tax rate for the second quarter of 2018 was 24.9%, compared with 22.7% for the first quarter of 2018. The effective tax rate for the second quarter of 2018 differed from the U.S. federal statutory rate of 21% primarily due to state, local and foreign taxes, net of a benefit related to an adjustment of the Company's transition tax liability. The effective tax rate for the first quarter of 2018 differed from the U.S. federal statutory rate of 21% primarily due to state, local and foreign taxes, net of a benefit related to the delivery of restricted stock units.

As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Refer to pages 17-18 for reconciliations to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the second quarter of 2018 was $94.2 million, compared with $94.4 million for the first quarter of 2018.
Revenue, as adjusted, excluded investment advisory and administration fees attributable to the consolidation of certain of the Company's seed investments for all periods presented.
Expenses
Expenses, as adjusted, for the second quarter of 2018 were $57.8 million, compared with $56.1 million for the first quarter of 2018.
Expenses, as adjusted, excluded general and administrative expenses attributable to the consolidation of certain of the Company's seed investments for all periods presented and expenses incurred associated with the evaluation of a potential business transaction that the Company did not pursue in the first quarter of 2018.
Operating Margin
Operating margin, as adjusted, for the second quarter of 2018 was 38.7%, compared with 40.6% for the first quarter of 2018.
Non-operating Income (Loss)
Non-operating income, as adjusted, for the second quarter of 2018 was $837,000, compared with $518,000 for the first quarter of 2018.
Non-operating income (loss), as adjusted, excluded amounts attributable to the Company's seed investments for all periods presented and net foreign currency exchange gains associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries for the second quarter of 2018.
Income Taxes
The effective tax rate, as adjusted, for both quarters of 2018 was 25.3%.
The effective tax rate, as adjusted, for the second quarter of 2018 excluded amounts attributable to an adjustment of the Company's transition tax liability, the income tax effects related to the delivery of restricted stock units and other non-GAAP adjustments. The effective tax rate, as adjusted, for the first quarter of 2018 excluded the income tax effects related to the delivery of restricted stock units and other non-GAAP adjustments.

Assets Under Management Highlights (Unaudited)
(in millions)	At
By Investment Vehicle	June 30, 2018	March 31, 2018	% Change
Institutional accounts	$28,316	$27,438	3.2%
Open-end funds	22,827	22,136	3.1%
Closed-end funds	9,061	8,888	1.9%
Total	$60,204	$58,462	3.0%

By Investment Strategy
U.S. real estate	$25,837	$24,705	4.6%
Preferred securities	12,932	13,012	(0.6%)
Global/international real estate	11,674	10,965	6.5%
Global listed infrastructure	6,909	6,758	2.2%
Other	2,852	3,022	(5.6%)
Total	$60,204	$58,462	3.0%

Assets under management at June 30, 2018 were $60.2 billion, an increase of $1.7 billion from $58.5 billion at March 31, 2018. The increase was driven by net inflows of $180 million and market appreciation of $2.6 billion, partially offset by distributions of $1.0 billion.
Institutional Accounts
Assets under management in institutional accounts at June 30, 2018 were $28.3 billion, an increase of 3.2% from $27.4 billion at March 31, 2018. The change was primarily due to the following:

•	Japan subadvisory:

◦	Net outflows of $152 million, including $101 million from U.S. real estate and $27 million from preferred securities;

◦	Market appreciation of $691 million, including $583 million from U.S. real estate and $97 million from global/international real estate; and

◦	Distributions of $566 million, including $529 million from U.S. real estate.

•	Subadvisory excluding Japan:

◦
Net outflows of $260 million, including $183 million from commodities (included in "Other" in the table above) and $83 million from global listed infrastructure, partially offset by net inflows of $69 million into global/international real estate; and

◦	Market appreciation of $230 million, including $115 million from global/international real estate and $67 million from U.S. real estate.

•	Advisory:

◦	Net inflows of $450 million, including $296 million into global/international real estate and $112 million into preferred securities; and

◦	Market appreciation of $453 million, including $226 million from U.S. real estate, $117 million from global/international real estate and $75 million from global listed infrastructure.

Open-end Funds
Assets under management in open-end funds at June 30, 2018 were $22.8 billion, an increase of 3.1% from $22.1 billion at March 31, 2018. The change was primarily due to the following:

•	Net inflows of $130 million, including $59 million into global/international real estate and $41 million into global listed infrastructure; and

•	Market appreciation of $906 million, including $898 million from U.S. real estate.
Closed-end Funds
Assets under management in closed-end funds at June 30, 2018 were $9.1 billion, an increase of 1.9% from $8.9 billion at March 31, 2018. The increase was primarily the result of market appreciation of $289 million, partially offset by distributions of $128 million.
Investment Performance as of June 30, 2018
_________________________

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account's reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2018 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period at June 30, 2018. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
As of June 30, 2018, cash, cash equivalents and seed investments were $263 million. As of June 30, 2018, stockholders’ equity was $303 million and the Company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, July 19, 2018 at 9:00 a.m. (ET) to discuss the Company's second quarter results. Investors and analysts can access the live conference call by dialing 800-785-8944 (U.S.) or +1-212-231-2912 (international); passcode: 21892388. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company's website at www.cohenandsteers.com under “Company - Investor Relations - Press Releases.”
A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on July 19, 2018 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21892388. Internet access to the webcast, which includes audio (listen-only), will be available on the Company's website at www.cohenandsteers.com under “Company - Investor Relations - Overview.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended (1)			% Change From
	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Revenue
Investment advisory and administration fees	$84,420	$84,434	$82,236
Distribution and service fees	7,257	7,400	7,663
Portfolio consulting and other	2,733	2,630	2,815
Total revenue	94,410	94,464	92,714	(0.1%)	1.8%
Expenses
Employee compensation and benefits	32,506	31,156	30,412
Distribution and service fees	12,440	12,842	13,594
General and administrative	11,972	12,185	10,328
Depreciation and amortization	1,205	1,062	1,023
Total expenses	58,123	57,245	55,357	1.5%	5.0%
Operating income (loss)	36,287	37,219	37,357	(2.5%)	(2.9%)
Non-operating income (loss)
Interest and dividend income—net	2,886	1,801	786
Gain (loss) from investments—net	(603)	(4,502)	(194)
Other gains (losses)—net	(3,061)	2,502	(331)
Total non-operating income (loss)	(778)	(199)	261	291.0%	*
Income before provision for income taxes	35,509	37,020	37,618	(4.1%)	(5.6%)
Provision for income taxes	9,940	8,096	14,620
Net income	25,569	28,924	22,998	(11.6%)	11.2%
Less: Net (income) loss attributable to redeemable noncontrolling interest	4,390	(1,338)	476
Net income attributable to common stockholders	$29,959	$27,586	$23,474	8.6%	27.6%

Earnings per share attributable to common stockholders
Basic	$0.64	$0.59	$0.51	8.3%	26.4%
Diluted	$0.63	$0.59	$0.50	8.2%	26.5%

Dividends declared per share
Quarterly	$0.33	$0.33	$0.28	—%	17.9%

Weighted average shares outstanding
Basic	46,819	46,683	46,373
Diluted	47,311	47,152	46,902
_________________________

*     Not meaningful.
(1)    The presentation for the second quarter of 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018. In addition, certain prior period amounts have been reclassified to conform with the current period presentation. Amounts reclassified had no impact on net income and diluted earnings per share for all historical periods presented.

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Six Months Ended (1)
	June 30, 2018	June 30, 2017	% Change
Revenue
Investment advisory and administration fees	$168,854	$161,844
Distribution and service fees	14,657	15,059
Portfolio consulting and other	5,363	5,552
Total revenue	188,874	182,455	3.5%
Expenses
Employee compensation and benefits	63,662	59,795
Distribution and service fees	25,282	26,757
General and administrative	24,157	20,884
Depreciation and amortization	2,267	2,134
Total expenses	115,368	109,570	5.3%
Operating income (loss)	73,506	72,885	0.9%
Non-operating income (loss)
Interest and dividend income—net	4,687	1,285
Gain (loss) from investments—net	(5,105)	(175)
Other gains (losses)—net	(559)	(622)
Total non-operating income (loss)	(977)	488	*
Income before provision for income taxes	72,529	73,373	(1.2%)
Provision for income taxes	18,036	27,431
Net income	54,493	45,942	18.6%
Less: Net (income) loss attributable to redeemable noncontrolling interest	3,052	517
Net income attributable to common stockholders	$57,545	$46,459	23.9%

Earnings per share attributable to common stockholders
Basic	$1.23	$1.00	22.7%
Diluted	$1.22	$0.99	22.6%

Dividends declared per share
Quarterly	$0.66	$0.56	17.9%

Weighted average shares outstanding
Basic	46,751	46,308
Diluted	47,237	46,753
_________________________

*     Not meaningful.
(1)    The presentation for the six months ended June 30, 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018. In addition, certain prior period amounts have been reclassified to conform with the current period presentation. Amounts reclassified had no impact on net income and diluted earnings per share for all historical periods presented.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Institutional Accounts
Assets under management, beginning of period	$27,438	$29,396	$28,935
Inflows	752	743	1,031
Outflows	(714)	(835)	(588)
Net inflows (outflows)	38	(92)	443
Market appreciation (depreciation)	1,374	(1,266)	881
Distributions	(566)	(600)	(849)
Transfers	32	—	47
Total increase (decrease)	878	(1,958)	522
Assets under management, end of period	$28,316	$27,438	$29,457	3.2%	(3.9%)
Percentage of total assets under management	47.0%	46.9%	48.7%
Average assets under management	$27,412	$27,783	$29,219	(1.3%)	(6.2%)

Open-end Funds
Assets under management, beginning of period	$22,136	$23,304	$20,361
Inflows	2,119	2,535	2,435
Outflows	(1,989)	(2,538)	(1,548)
Net inflows (outflows)	130	(3)	887
Market appreciation (depreciation)	906	(959)	674
Distributions	(313)	(206)	(262)
Transfers	(32)	—	(47)
Total increase (decrease)	691	(1,168)	1,252
Assets under management, end of period	$22,827	$22,136	$21,613	3.1%	5.6%
Percentage of total assets under management	37.9%	37.9%	35.8%
Average assets under management	$22,340	$22,299	$21,093	0.2%	5.9%

Closed-end Funds
Assets under management, beginning of period	$8,888	$9,406	$9,218
Inflows	12	—	—
Outflows	—	—	—
Net inflows (outflows)	12	—	—
Market appreciation (depreciation)	289	(390)	271
Distributions	(128)	(128)	(122)
Total increase (decrease)	173	(518)	149
Assets under management, end of period	$9,061	$8,888	$9,367	1.9%	(3.3%)
Percentage of total assets under management	15.1%	15.2%	15.5%
Average assets under management	$8,965	$9,091	$9,345	(1.4%)	(4.1%)

Total
Assets under management, beginning of period	$58,462	$62,106	$58,514
Inflows	2,883	3,278	3,466
Outflows	(2,703)	(3,373)	(2,136)
Net inflows (outflows)	180	(95)	1,330
Market appreciation (depreciation)	2,569	(2,615)	1,826
Distributions	(1,007)	(934)	(1,233)
Total increase (decrease)	1,742	(3,644)	1,923
Assets under management, end of period	$60,204	$58,462	$60,437	3.0%	(0.4%)
Average assets under management	$58,717	$59,173	$59,657	(0.8%)	(1.6%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Six Months Ended
	June 30, 2018	June 30, 2017	% Change
Institutional Accounts
Assets under management, beginning of period	$29,396	$28,659
Inflows	1,495	1,875
Outflows	(1,549)	(1,117)
Net inflows (outflows)	(54)	758
Market appreciation (depreciation)	108	1,524
Distributions	(1,166)	(1,660)
Transfers	32	176
Total increase (decrease)	(1,080)	798
Assets under management, end of period	$28,316	$29,457	(3.9%)
Percentage of total assets under management	47.0%	48.7%
Average assets under management	$27,596	$29,120	(5.2%)

Open-end Funds
Assets under management, beginning of period	$23,304	$19,576
Inflows	4,654	4,751
Outflows	(4,527)	(3,274)
Net inflows (outflows)	127	1,477
Market appreciation (depreciation)	(53)	1,172
Distributions	(519)	(436)
Transfers	(32)	(176)
Total increase (decrease)	(477)	2,037
Assets under management, end of period	$22,827	$21,613	5.6%
Percentage of total assets under management	37.9%	35.8%
Average assets under management	$22,320	$20,610	8.3%

Closed-end Funds
Assets under management, beginning of period	$9,406	$8,963
Inflows	12	—
Outflows	—	—
Net inflows (outflows)	12	—
Market appreciation (depreciation)	(101)	648
Distributions	(256)	(244)
Total increase (decrease)	(345)	404
Assets under management, end of period	$9,061	$9,367	(3.3%)
Percentage of total assets under management	15.1%	15.5%
Average assets under management	$9,028	$9,248	(2.4%)

Total
Assets under management, beginning of period	$62,106	$57,198
Inflows	6,161	6,626
Outflows	(6,076)	(4,391)
Net inflows (outflows)	85	2,235
Market appreciation (depreciation)	(46)	3,344
Distributions	(1,941)	(2,340)
Total increase (decrease)	(1,902)	3,239
Assets under management, end of period	$60,204	$60,437	(0.4%)
Average assets under management	$58,944	$58,978	(0.1%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Japan Subadvisory
Assets under management, beginning of period	$9,876	$11,458	$13,390
Inflows	34	69	582
Outflows	(186)	(405)	(253)
Net inflows (outflows)	(152)	(336)	329
Market appreciation (depreciation)	691	(646)	357
Distributions	(566)	(600)	(849)
Total increase (decrease)	(27)	(1,582)	(163)
Assets under management, end of period	$9,849	$9,876	$13,227	(0.3%)	(25.5%)
Percentage of institutional assets under management	34.8%	36.0%	44.9%
Average assets under management	$9,524	$10,165	$13,271	(6.3%)	(28.2%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,348	$6,597	$6,128
Inflows	172	281	168
Outflows	(432)	(315)	(176)
Net inflows (outflows)	(260)	(34)	(8)
Market appreciation (depreciation)	230	(215)	236
Total increase (decrease)	(30)	(249)	228
Assets under management, end of period	$6,318	$6,348	$6,356	(0.5%)	(0.6%)
Percentage of institutional assets under management	22.3%	23.1%	21.6%
Average assets under management	$6,329	$6,408	$6,276	(1.2%)	0.8%

Advisory
Assets under management, beginning of period	$11,214	$11,341	$9,417
Inflows	546	393	281
Outflows	(96)	(115)	(159)
Net inflows (outflows)	450	278	122
Market appreciation (depreciation)	453	(405)	288
Transfers	32	—	47
Total increase (decrease)	935	(127)	457
Assets under management, end of period	$12,149	$11,214	$9,874	8.3%	23.0%
Percentage of institutional assets under management	42.9%	40.9%	33.5%
Average assets under management	$11,559	$11,210	$9,672	3.1%	19.5%

Total Institutional Accounts
Assets under management, beginning of period	$27,438	$29,396	$28,935
Inflows	752	743	1,031
Outflows	(714)	(835)	(588)
Net inflows (outflows)	38	(92)	443
Market appreciation (depreciation)	1,374	(1,266)	881
Distributions	(566)	(600)	(849)
Transfers	32	—	47
Total increase (decrease)	$878	$(1,958)	$522
Assets under management, end of period	$28,316	$27,438	$29,457	3.2%	(3.9%)
Average assets under management	$27,412	$27,783	$29,219	(1.3%)	(6.2%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Six Months Ended
	June 30, 2018	June 30, 2017	% Change
Japan Subadvisory
Assets under management, beginning of period	$11,458	$13,699
Inflows	103	993
Outflows	(591)	(358)
Net inflows (outflows)	(488)	635
Market appreciation (depreciation)	45	553
Distributions	(1,166)	(1,660)
Total increase (decrease)	(1,609)	(472)
Assets under management, end of period	$9,849	$13,227	(25.5%)
Percentage of institutional assets under management	34.8%	44.9%
Average assets under management	$9,843	$13,388	(26.5%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,597	$5,892
Inflows	453	353
Outflows	(747)	(319)
Net inflows (outflows)	(294)	34
Market appreciation (depreciation)	15	430
Total increase (decrease)	(279)	464
Assets under management, end of period	$6,318	$6,356	(0.6%)
Percentage of institutional assets under management	22.3%	21.6%
Average assets under management	$6,368	$6,159	3.4%

Advisory
Assets under management, beginning of period	$11,341	$9,068
Inflows	939	529
Outflows	(211)	(440)
Net inflows (outflows)	728	89
Market appreciation (depreciation)	48	541
Transfers	32	176
Total increase (decrease)	808	806
Assets under management, end of period	$12,149	$9,874	23.0%
Percentage of institutional assets under management	42.9%	33.5%
Average assets under management	$11,385	$9,573	18.9%

Total Institutional Accounts
Assets under management, beginning of period	$29,396	$28,659
Inflows	1,495	1,875
Outflows	(1,549)	(1,117)
Net inflows (outflows)	(54)	758
Market appreciation (depreciation)	108	1,524
Distributions	(1,166)	(1,660)
Transfers	32	176
Total increase (decrease)	(1,080)	798
Assets under management, end of period	$28,316	$29,457	(3.9%)
Average assets under management	$27,596	$29,120	(5.2%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
U.S. Real Estate
Assets under management, beginning of period	$24,705	$27,580	$28,719
Inflows	1,031	1,323	1,605
Outflows	(1,104)	(1,611)	(1,132)
Net inflows (outflows)	(73)	(288)	473
Market appreciation (depreciation)	1,945	(1,758)	682
Distributions	(740)	(670)	(978)
Transfers	—	(159)	—
Total increase (decrease)	1,132	(2,875)	177
Assets under management, end of period	$25,837	$24,705	$28,896	4.6%	(10.6%)
Percentage of total assets under management	42.9%	42.3%	47.8%
Average assets under management	$24,726	$25,194	$28,898	(1.9%)	(14.4%)

Preferred Securities
Assets under management, beginning of period	$13,012	$13,018	$10,560
Inflows	1,020	1,200	1,430
Outflows	(939)	(996)	(535)
Net inflows (outflows)	81	204	895
Market appreciation (depreciation)	(22)	(227)	420
Distributions	(139)	(142)	(126)
Transfers	—	159	—
Total increase (decrease)	(80)	(6)	1,189
Assets under management, end of period	$12,932	$13,012	$11,749	(0.6%)	10.1%
Percentage of total assets under management	21.5%	22.3%	19.4%
Average assets under management	$12,984	$12,968	$11,125	0.1%	16.7%

Global/International Real Estate
Assets under management, beginning of period	$10,965	$11,108	$9,785
Inflows	668	464	225
Outflows	(270)	(287)	(341)
Net inflows (outflows)	398	177	(116)
Market appreciation (depreciation)	364	(257)	516
Distributions	(53)	(63)	(64)
Total increase (decrease)	709	(143)	336
Assets under management, end of period	$11,674	$10,965	$10,121	6.5%	15.3%
Percentage of total assets under management	19.4%	18.7%	16.7%
Average assets under management	$11,177	$10,895	$10,022	2.6%	11.5%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Global Listed Infrastructure
Assets under management, beginning of period	$6,758	$6,932	$6,204
Inflows	121	251	121
Outflows	(137)	(73)	(88)
Net inflows (outflows)	(16)	178	33
Market appreciation (depreciation)	222	(307)	202
Distributions	(55)	(45)	(45)
Total increase (decrease)	151	(174)	190
Assets under management, end of period	$6,909	$6,758	$6,394	2.2%	8.1%
Percentage of total assets under management	11.5%	11.6%	10.6%
Average assets under management	$6,845	$6,863	$6,347	(0.3%)	7.8%

Other
Assets under management, beginning of period	$3,022	$3,468	$3,246
Inflows	43	40	85
Outflows	(253)	(406)	(40)
Net inflows (outflows)	(210)	(366)	45
Market appreciation (depreciation)	60	(66)	6
Distributions	(20)	(14)	(20)
Total increase (decrease)	(170)	(446)	31
Assets under management, end of period	$2,852	$3,022	$3,277	(5.6%)	(13.0%)
Percentage of total assets under management	4.7%	5.1%	5.4%
Average assets under management	$2,985	$3,253	$3,265	(8.2%)	(8.6%)

Total
Assets under management, beginning of period	$58,462	$62,106	$58,514
Inflows	2,883	3,278	3,466
Outflows	(2,703)	(3,373)	(2,136)
Net inflows (outflows)	180	(95)	1,330
Market appreciation (depreciation)	2,569	(2,615)	1,826
Distributions	(1,007)	(934)	(1,233)
Total increase (decrease)	1,742	(3,644)	1,923
Assets under management, end of period	$60,204	$58,462	$60,437	3.0%	(0.4%)
Average assets under management	$58,717	$59,173	$59,657	(0.8%)	(1.6%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Six Months Ended
	June 30, 2018	June 30, 2017	% Change
U.S. Real Estate
Assets under management, beginning of period	$27,580	$28,927
Inflows	2,354	3,046
Outflows	(2,715)	(2,289)
Net inflows (outflows)	(361)	757
Market appreciation (depreciation)	187	1,080
Distributions	(1,410)	(1,868)
Transfers	(159)	—
Total increase (decrease)	(1,743)	(31)
Assets under management, end of period	$25,837	$28,896	(10.6%)
Percentage of total assets under management	42.9%	47.8%
Average assets under management	$24,959	$28,921	(13.7%)

Preferred Securities
Assets under management, beginning of period	$13,018	$9,880
Inflows	2,220	2,529
Outflows	(1,935)	(1,221)
Net inflows (outflows)	285	1,308
Market appreciation (depreciation)	(249)	809
Distributions	(281)	(248)
Transfers	159	—
Total increase (decrease)	(86)	1,869
Assets under management, end of period	$12,932	$11,749	10.1%
Percentage of total assets under management	21.5%	19.4%
Average assets under management	$12,976	$10,677	21.5%

Global/International Real Estate
Assets under management, beginning of period	$11,108	$9,403
Inflows	1,132	614
Outflows	(557)	(541)
Net inflows (outflows)	575	73
Market appreciation (depreciation)	107	750
Distributions	(116)	(105)
Total increase (decrease)	566	718
Assets under management, end of period	$11,674	$10,121	15.3%
Percentage of total assets under management	19.4%	16.7%
Average assets under management	$11,037	$9,966	10.7%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Six Months Ended
	June 30, 2018	June 30, 2017	% Change
Global Listed Infrastructure
Assets under management, beginning of period	$6,932	$5,697
Inflows	372	278
Outflows	(210)	(129)
Net inflows (outflows)	162	149
Market appreciation (depreciation)	(85)	635
Distributions	(100)	(87)
Total increase (decrease)	(23)	697
Assets under management, end of period	$6,909	$6,394	8.1%
Percentage of total assets under management	11.5%	10.6%
Average assets under management	$6,854	$6,139	11.6%

Other
Assets under management, beginning of period	$3,468	$3,291
Inflows	83	159
Outflows	(659)	(211)
Net inflows (outflows)	(576)	(52)
Market appreciation (depreciation)	(6)	70
Distributions	(34)	(32)
Total increase (decrease)	(616)	(14)
Assets under management, end of period	$2,852	$3,277	(13.0%)
Percentage of total assets under management	4.7%	5.4%
Average assets under management	$3,118	$3,275	(4.8%)

Total
Assets under management, beginning of period	$62,106	$57,198
Inflows	6,161	6,626
Outflows	(6,076)	(4,391)
Net inflows (outflows)	85	2,235
Market appreciation (depreciation)	(46)	3,344
Distributions	(1,941)	(2,340)
Total increase (decrease)	(1,902)	3,239
Assets under management, end of period	$60,204	$60,437	(0.4%)
Average assets under management	$58,944	$58,978	(0.1%)

Non-GAAP Reconciliations
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company's results, as they provide greater transparency into the Company's operating performance. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net income attributable to common stockholders, U.S. GAAP	$29,959	$27,586	$23,474
Deconsolidation (1)	485	481	(264)
Results from seed investments (2)	(2,154)	1,774	(64)
General and administrative (3)	—	871	—
Foreign currency exchange gain (4)	(953)	—	—
Tax adjustments (5)	528	(1,703)	269
Net income attributable to common stockholders, as adjusted	$27,865	$29,009	$23,415

Diluted weighted average shares outstanding	47,311	47,152	46,902
Diluted earnings per share, U.S. GAAP	$0.63	$0.59	$0.50
Deconsolidation (1)	0.01	0.01	(0.01)
Results from seed investments (2)	(0.04)	0.04	—	*
General and administrative (3)	—	0.02	—
Foreign currency exchange gain (4)	(0.02)	—	—
Tax adjustments (5)	0.01	(0.04)	0.01
Diluted earnings per share, as adjusted	$0.59	$0.62	$0.50
_________________________

*    Amounts round to less than $0.01 per share.
(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)    Represents (i) dividend income and realized (gains) losses on seed investments in Company-sponsored funds, (ii) the Company's proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized (gains) losses, and (iii) realized and unrealized (gains) losses on unconsolidated seed investments.
(3)    Represents expenses for the first quarter of 2018 associated with the evaluation of a potential business transaction that the Company did not pursue.
(4)    Represents net foreign currency exchange gains associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries for the second quarter of 2018.
(5)    Tax adjustments are summarized in the following table:

(in thousands)	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Transition tax	$(123)	$—	$—
Other tax-related items	56	(1,003)	(25)
Tax-effect of non-GAAP adjustments	595	(700)	294
Total tax adjustments	$528	$(1,703)	$269

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenue, U.S. GAAP (1)	$94,410	$94,464	$92,714
Deconsolidation (2)	(194)	(51)	(88)
Revenue, as adjusted	$94,216	$94,413	$92,626

Expenses, U.S. GAAP (1)	$58,123	$57,245	$55,357
Deconsolidation (2)	(347)	(251)	(172)
General and administrative (3)	—	(871)	—
Expenses, as adjusted	$57,776	$56,123	$55,185

Operating income, U.S. GAAP	$36,287	$37,219	$37,357
Deconsolidation (2)	153	200	84
General and administrative (3)	—	871	—
Operating income, as adjusted	$36,440	$38,290	$37,441

Operating margin, U.S. GAAP	38.4%	39.4%	40.3%
Operating margin, as adjusted	38.7%	40.6%	40.4%
_________________________

(1)    The presentation for the second quarter of 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018.
(2)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(3)    Represents expenses for the first quarter of 2018 associated with the evaluation of a potential business transaction that the Company did not pursue.

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Non-operating income (loss), U.S. GAAP	$(778)	$(199)	$261
Deconsolidation (1)	4,722	(1,057)	128
Results from seed investments (2)	(2,154)	1,774	(64)
Foreign currency exchange gain (3)	(953)	—	—
Non-operating income (loss), as adjusted	$837	$518	$325
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)    Represents (i) dividend income and realized (gains) losses on seed investments in Company-sponsored funds, (ii) the Company's proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized (gains) losses, and (iii) realized and unrealized (gains) losses on unconsolidated seed investments.
(3)    Represents net foreign currency exchange gains associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries for the second quarter of 2018.